UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2017

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AB INTERNATIONAL GROUP CORP.

(Exact name of Registrant as specified in its charter)

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Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AB International Group Corp.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074

(Address of principal executive offices)

(852) 635-91332

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2017, the board of directors (the “Board”) of AB International Group Corporation (the “Company”) increased the number of members of the Board from one to four. The Company also appointed the following individuals to serve as members of the Board:

•	Linqing Ye;
•	Chiyuan Deng; and
•	Ying Zhang.

On August 28, 2017, the Company received the resignation of Jianli Deng, from his roles as President, Chief Executive Officer, Chief Financial Officer, and Treasurer of the Company, as well as from his role as a member of Board. In addition, the Board reduced the number of members of the Board from four to three, and the Board appointed the following individuals to serve in the following roles:

•	Chiyuan Deng: President, Chief Executive Officer, and Chief Financial Officer;
•	Ying Zhang: Vice President; and
•	Guangyu Liu: Secretary and Treasurer.

Chiyuan Deng, age 54, is an investor, producer, and director of Chinese films. He has worked as Vice Chairman of the Guangdong Province Film and TV Production Industry Association and Vice Secretary General of the China City Image Project Advancement Committee. He has extensive investment and management experience in China, including in the areas of corporate development and business investment activities. Mr. Deng graduated from Guangzhou Broadcast TV University in 1987.

Linqing Ye, age 37, currently works in the management of a filming studio and production group in China. Mr. Ye has over 15 years of experience working in movie production, and from 2008 to 2010 he worked as a video photographer with a team that served as a partner for Google in China.

Ying Zhang, age 33, is currently the China Marketing & E-Commerce - Business Development Director of All In One Media Ltd. Miss Zhang has 10 years of experience in social media networking and online video marketing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

AB INTERNATIONAL GROUP CORP.

	By:	/s/ Chiyuan Deng
Chiyuan Deng
President, Chief Executive Officer, Chief Financial Officer, and Director

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